EXHIBIT 99.1

                           COLONIAL COMMERCIAL CORP.
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                         PLANS ODD LOT TENDER OFFER FOR
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                          CONVERTIBLE PREFERRED SHARES
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HAWTHORNE,  New Jersey (August 7, 2008) - Colonial Commercial Corp. ("Colonial")
(OTC Bulletin Board: "CCOM," "CCOMP"), today announced that on or about September 1, 2008 it plans to make a tender offer at $1.25 per share for all shares of its convertible preferred stock that are owned in odd lots of fewer than 100 shares on the record date for the offer. Colonial estimates that approximately 14,000 convertible preferred shares are owned in odd lots.

This announcement is not an offer to purchase any shares of convertible preferred stock, and Colonial is not committed to make any offer. Any offer will be on terms including price per share that are set forth in an offer to purchase and accompanying documents that Colonial places on its website and mails to the holders of shares of convertible preferred stock that are subject to the offer. The Company's website is www.colonialcomm.com.
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About Colonial Commercial Corp.
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Colonial  distributes  heating,  ventilating  and  air  conditioning,  ("HVAC"), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its Universal Supply Group, Inc., www.usginc.com, American/Universal Supply Inc.,
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www.ausupplyinc.com,  The  RAL  Supply  Group,  Inc., www.ralsupply.com, and S&A
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Supply,  Inc.,  www.sasupplyinc.com,  subsidiaries  to professional contractors.
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These  contractors  purchase  and install equipment and systems for residential, commercial and industrial users. Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL. The Company is headquartered in
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New  Jersey,  and,  with  its  affiliates,  operates  out of 20 locations in its geographic trading area. For more information on Colonial's operations, products and/or services, please visit www.colonialcomm.com.
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Safe  Harbor  Statement
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The  foregoing  press  release  may  contain  statements  concerning  Colonial
Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

FOR FURTHER INFORMATION, PLEASE CONTACT WILLIAM PAGANO, CHIEF EXECUTIVE OFFICER, OR WILLIAM SALEK, CHIEF FINANCIAL OFFICER, AT (973) 427-8224.